UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 8, 2005

Commission File Number 0-16305

INTERNATIONAL ELECTRONICS, INC.

(Exact name of small business issuer as specified in its charter)

MASSACHUSETTS	04-2654231
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

427 Turnpike Street, Canton, Massachusetts 02021

(Address of principal executive offices, including zip code)

(781) 821-5566

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01(a) CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 7, 2005 The Company filed a form 8-K containing the following information:

“On February 25, 2005, Deloitte & Touche LLP (“Deloitte”) resigned as the Company’s independent registered public accounting firm. Deloitte’s reports on the financial statements for each of the past two fiscal years did not contain an adverse opinion, disclaimer of opinion, qualification or modification as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through the date of Deloitte’s resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports.”

At the time of filing the 8-K, Deloitte had not provided the Company with a letter agreeing with the above statements. However a letter was received from Deloitte after the Company filed the 8-K agreeing with the statements and a copy of such letter dated March 7, 2005 is attached hereto as Exhibit 16.1 to this amendment to the 8-K referred to above.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2005	INTERNATIONAL ELECTRONICS, INC.

	By:	/s/ John Waldstein
John Waldstein
President, Chief Executive Officer,
Chief Financial Officer and Treasurer

INDEX OF EXHIBITS

16.1 Letter of Change from Certifying Accountant